EXHIBIT 99.1


                                  PRESS RELEASE
                                  -------------



January 15, 2002


INDIAN RIVER BANKING COMPANY
FOR IMMEDIATE RELEASE
CONTACT:  KEVIN EVANS (561) 978-1065

Indian River Banking Company announced the financial results for the fourth quarter and the year ending December 31, 2001. Fourth quarter after-tax earnings were approximately $1.29 million compared to $659 thousand for the fourth quarter of 2000, an increase of 97.1%. Earnings for the year ended December 31, 2001 were $3.68 million compared to $2.63 million for 2000, an increase of 40%. Earnings per share for the fourth quarter of 2001 was $.73, as compared to $.38 in the fourth quarter of 2000 and earnings per share for the full year of 2001 were $2.08, as compared to $1.66 for 2000.

The total assets of Indian River National Bank, subsidiary of Indian River Banking Company were $392 million as of December 31, 2001, compared to $338 million as of December 31, 2000 an increase of 17.7% The company's total shareholder's equity at December 31, 2001 was approximately $27.49 million, as compared to $22.7 million as of December 31, 2000. Indian River Banking Company declared a 10% stock dividend to shareholders of record on January 9, 2002 payable on January 24, 2002.

For further information you may access our website at www.IRNB.com.